As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPS COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2015127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 South Seventh Street, Suite 1000

Minneapolis, MN 55402

(612) 435-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad Collins

Chief Executive Officer

SPS Commerce, Inc.

333 South Seventh Street, Suite 1000

Minneapolis, MN 55402

(612) 435-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Senger General Counsel SPS Commerce, Inc. 333 South Seventh Street, Suite 1000 Minneapolis, MN 55402 (612) 435-9400	Jonathan R. Zimmerman Charles D. Lange Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

SPS Commerce, Inc.

378,100 Shares Of Common Stock Offered by the Selling Stockholders

The Selling Stockholders identified on page 7 of this prospectus (the “Selling Stockholders”) may sell up to an aggregate of 378,100 shares of our common stock (the “Securities”). We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.

Our registration of the Securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of our common stock. The Selling Stockholders may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. The names of any underwriters or agents, if applicable, and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the information under the heading “Plan of Distribution” on page 10 of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and under similar headings in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

Our common stock is listed on the NASDAQ Global Market (“Nasdaq”) under the symbol “SPSC.”

The Shares may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “plan of distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference” on page 2 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 2 of this prospectus.

Neither we nor any agent of the Selling Stockholders has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 2 of this prospectus.

As used in this prospectus, “SPS,” “Company,” “we,” “our” or “us” refers to SPS Commerce, Inc., unless otherwise indicated.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.investors.spscommerce.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus or any prospectus supplement or any related free writing prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

INCORPORATION BY REFERENCE

This prospectus incorporates by reference the following documents the Company has filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 19, 2025;

(b)	Current Report on Form 8-K filed on January 2, 2025 as amended on February 7, 2025);

(d)

Definitive Proxy Statement on Schedule 14A, filed on April 4, 2024 (solely to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December  31, 2023 filed on February 21, 2024); and

(e)	The description of the Company’s common stock contained in its registration statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or supplements thereto.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering shall be deemed incorporated by reference in this prospectus and to be part hereof from the date of the filing of such documents; except as to any portion of any document, portions of documents, exhibit or other information that is deemed to be furnished and not filed under such provisions.

Any statement contained in a document incorporated by reference or deemed incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus. Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may make a request through the Investors section of our website or by writing or telephoning us at the following address or phone number:

SPS Commerce, Inc.

Attn: Investor Relations

333 South Seventh Street, Suite 1000

Minneapolis, MN 55402

(612) 435-9400

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Similarly, statements that describe our future plans, objectives or goals are also forward-looking. Forward-looking statements may also be made from time to time in oral presentations, including telephone conferences and/or webcasts open to the public. Shareholders, potential investors, and others are cautioned that all forward-looking statements involve risks and uncertainties that could cause results in future periods to differ materially from those anticipated by some of the statements made in this report, including the risks and uncertainties described under the heading “Risk Factors” in this prospectus, in Part I, Item IA, “Risk Factors” of this Annual Report on Form 10-K for the year ended December 31, 2023, and in any subsequent Quarterly Reports on Form 10-Q or other filings from time to time. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business.

OUR COMPANY

SPS Commerce is transforming how our global retail supply chain co-operates by creating a more dynamic, interconnected community where players can more freely connect, collaborate, and prosper together. Our comprehensive suite of cloud-based products and solutions lead the industry in establishing and maintaining stronger collaboration between retailers, grocers, distributors, suppliers, manufacturers, and logistics firms around the globe.

Our products enable customers to enhance how they operate: both within their organizations and with their trading partners, with reduced operational costs and stronger supply chain performance; compete: with order and supply chain visibility, sell-through data, and optimized inventory management, and; adapt: through the limitless access to connect and grow with the world’s largest retail network of trading partners that only SPS Commerce can offer.

We plan to continue to grow our business by further penetrating the supply chain management market, increasing revenues from our customers as their businesses grow, expanding our distribution channels, expanding our international presence and, from time to time, developing new products and applications. We also intend to selectively pursue acquisitions that will add customers, allow us to expand into new regions, or allow us to offer new functionalities.

Our principal executive office is located at 333 South Seventh Street, Suite 1000, Minneapolis, MN 55402, and our telephone number is (612) 435-9400.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under similar headings in our filings with the SEC that are incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

The Selling Stockholders may offer and sell up to an aggregate of 378,100 shares of Common Stock under this prospectus. See the section entitled, “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sales of Common Stock sold by the Selling Stockholders. We will bear the costs associated with the sale of any shares of Common Stock under this prospectus by the Selling Stockholders, other than underwriting fees, discounts and commissions.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 378,100 shares of common stock, that may be offered and sold from time to time under this prospectus by the Selling Stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

On February 4, 2024, we entered into the Registration Rights and Lock-Up Agreement with the Selling Stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the Selling Stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the Selling Stockholders and such information is as of February 27, 2024 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The Selling Stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the Selling Stockholders is based on 38,076,598 shares of Common Stock outstanding as of February 21, 2025.

	Shares Beneficially Owned			Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned after this Offering
Name of Selling Stockholder	Shares	% of Ownership			Shares	% of Ownership
Justin Cobb	12,749		*%	12,749	0	0%
Unbroken Chain LLC	37,083		*%	37,083	0	0%
WSC Blocker III Ltd	57,181		*%	57,181	0	0%
1000932149 Ontario Inc.	25,116		*%	25,116	0	0%
Kazi Ahmed	12,877		*%	12,877	0	0%
9447962 Canada Inc.	139		*%	139	0	0%
Sean Zubick	26,859		*%	26,859	0	0%
One Sky-Latam, S.A.	25,338		*%	25,338	0	0%
Cinderella Startups Inc.	10,433		*%	10,433	0	0%
Dragon Capital Corp.	2,483		*%	2,483	0	0%
1000932123 Ontario Inc.	12,046		*%	12,046	0	0%
Naseem Saloojee	6,934		*%	6,934	0	0%
Kale Investment Fund LP	14,171		*%	14,171	0	0%
Mount Nebo Investments LLC	6,994		*%	6,994	0	0%
Mount Nebo Carbon Fund LP	4,809		*%	4,809	0	0%

	Shares Beneficially Owned			Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned after this Offering
Name of Selling Stockholder	Shares	% of Ownership			Shares	% of Ownership
Mount Nebo Investments LLC	1,062		*%	1,062	0	0%
Benevolent Investor Group 6 LLC	9,713		*%	9,713	0	0%
Mumin Al Shawaf	5,877		*%	5,877	0	0%
Ilwella Pty Ltd	4,976		*%	4,976	0	0%
Offelbar Pty Ltd	745		*%	745	0	0%
Ask America LLC	5,245		*%	5,245	0	0%
Priya Anand	350		*%	350	0	0%
Oversight LLC	4,976		*%	4,976	0	0%
Lee Loree	3,922		*%	3,922	0	0%
OML LLC	328		*%	328	0	0%
Leonor Loree	112		*%	112	0	0%
Agassi Korkis	4,110		*%	4,110	0	0%
James Sagar	1,363		*%	1,363	0	0%
Ritchie Diputado	3,922		*%	3,922	0	0%
Robert Ferreira	3,922		*%	3,922	0	0%
Shawn Green	3,820		*%	3,820	0	0%
Mark Riccio	3,653		*%	3,653	0	0%
Midcap Funding XXVII Trust	2,512		*%	2,512	0	0%
MidCap Financial Investment Corporation	837		*%	837	0	0%
Zabrina Hossain	3,070		*%	3,070	0	0%
Prime Product Palace Inc	139		*%	139	0	0%
Brett Mclaughlin	3,071		*%	3,071	0	0%
SCP Opportunity XXVI LP	3,068		*%	3,068	0	0%
Chelsea Cohen	2,624		*%	2,624	0	0%
Brian Bouchard	5,162		*%	5,162	0	0%
Clayton Atchison	2,633		*%	2,633	0	0%
CRN6-The Garage Syndicate Master LLC	2,290		*%	2,290	0	0%
Riverwood LLC	2,050		*%	2,050	0	0%
Chargeguard inc.	2,010		*%	2,010	0	0%
Justin Carbaugh	1,904		*%	1,904	0	0%
Overlook Investments LLC	1,023		*%	1,023	0	0%
Ali Zamani	745		*%	745	0	0%
Brendan Morris	1,623		*%	1,623	0	0%
Nathaniel Youngchild	1,598		*%	1,598	0	0%
Samar Parikh	1,598		*%	1,598	0	0%
Terra Capital Management Ptd Ltd	1,242		*%	1,242	0	0%
Terra Capital Mgmt PTY Ltd.	350		*%	350	0	0%
Lynette Pretorius	1,489		*%	1,489	0	0%
John Koch	1,502		*%	1,502	0	0%
Shatcher LLC	1,454		*%	1,454	0	0%
Daniel Fernandez	1,367		*%	1,367	0	0%
Konrad Kopacz	1,354		*%	1,354	0	0%
KW Capital Partners Limited	1,242		*%	1,242	0	0%
Sidharth Singh	1,224		*%	1,224	0	0%
9300-8126 Quebec Inc.	1,049		*%	1,049	0	0%
Dan Liberman M.D. Inc.	140		*%	140	0	0%
Mark Goldhar	1,118		*%	1,118	0	0%
Mundo De Oro Pty S.A.	1,023		*%	1,023	0	0%

	Shares Beneficially Owned			Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned after this Offering
Name of Selling Stockholder	Shares	% of Ownership			Shares	% of Ownership
Alexander Cooney	1,013		*%	1,013	0	0%
Diana Lee	988		*%	988	0	0%
MDS INVEST SPV 02	971		*%	971	0	0%
Tredoux Capital Limited	945		*%	945	0	0%
Hashim Mazhar	894		*%	894	0	0%
Josh Cote	896		*%	896	0	0%
Josue Antonio III and Isabele DF Prada	869		*%	869	0	0%
Aurora Development Corporation	874		*%	874	0	0%
John Wright	855		*%	855	0	0%
CA-0621 Fund I	854		*%	854	0	0%
Nikhil Kalghatgi	829		*%	829	0	0%
BG NY LLC	497		*%	497	0	0%
Alex Blaker	298		*%	298	0	0%
John DeMichele	753		*%	753	0	0%
Keith Neumeyer	745		*%	745	0	0%

*	Less than 1%

PLAN OF DISTRIBUTION

Distributions of Common Stock by the Selling Stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individuals, or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Securities may be sold by the Selling Stockholders include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	in market transactions on any national securities exchange, transactions other than on exchanges or sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares or other hedging transactions, whether or not the options or such other derivative securities are listed on an exchange;

•	through the distributions of the shares by the Selling Stockholders to their partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act.

In connection with sales of the Common Stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders also may sell Common Stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

There can be no assurances that the Selling Stockholders will sell any or all of the Common Stock offered under this prospectus.

LEGAL MATTERS

Faegre Drinker Biddle & Reath, LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of SPS Commerce, Inc. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SPS Commerce, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses that we may incur and are payable by us in connection with the securities being registered hereby:

SEC registration fee	$8,371
Legal fees and expenses	25,000
Accounting fees and expenses	40,000
Miscellaneous expenses	5,000
Total	$78,371

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Our Certificate of Incorporation provides that the directors and officers of the Company will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the Company.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

The Company has also entered into certain indemnification agreements with its directors and certain former officers. The indemnification agreements provide the Company’s directors and such officers with further indemnification to the maximum extent permitted by the DGCL.

As permitted by Section 145(g) of the DGCL, the Company also maintains directors’ and officers’ insurance.

Item 16.	Exhibits.

Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.

4.1	Tenth Amended and Restated Certificate of Incorporation	8-K	3.1	05/16/2024

4.2	Amended and Restated Bylaws, effective as of February 17, 2023	10-K	3.2	02/21/2018

4.3	Registration Rights and Lock-up Agreement	8-K	99.1	01/02/2025

5.1	Opinion of Faegre Drinker Biddle & Reath, LLP.				X

23.1	Consent of KPMG LLP, independent registered public accounting firm of SPS Commerce, Inc.				X

23.3	Consent of Faegre Drinker Biddle & Reath, LLP (included in Exhibit 5.1).				X

24.1	Powers of Attorney (included on signature pages).				X

107	Filing Fee Table.				X

*	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 27th day of February, 2025.

SPS Commerce, Inc.

By:	/s/ CHADWICK COLLINS
Chadwick Collins
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Chadwick Collins, Kimberly Nelson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHADWICK COLLINS Chadwick Collins	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2025

/s/ KIMBERLY NELSON Kimberly Nelson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2025

/s/ JAMES RAMSEY James Ramsey	Director	February 27, 2025

/s/ MARTY RÉAUME Marty Réaume	Director	February 27, 2025

/s/ TAMI RELLER Tami Reller	Director	February 27, 2025

/s/ PHILIP SORAN Philip Soran	Director	February 27, 2025

/s/ ANNE SEMPOWSKI WARD Anne Sempowski Ward	Director	February 27, 2025

/s/ SVEN WEHRWEIN Sven Wehrwein	Director	February 27, 2025